Exhibit 11
                                                                 -------------
                                                                  (Page 1 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                                Three months       Six months
                                                    ended             ended
                                                  June 30,          June 30,
                                               --------------     -------------
                                                1997     1996     1997     1996
Primary                                         ----     ----     ----     ----
-------
Net income .................................   $ 280    $ 300    $ 575    $ 595
                                               =====    =====    =====    =====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding ............................     689      689      688      689
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents ............................      84       61       84       61
  Shares of common stock assumed repurchased
    for treasury(a) ........................     (65)     (52)     (67)     (52)
                                               -----    -----    -----    -----
  Adjusted shares of common stock and common
    stock equivalents for computation ......     708      698      705      698
                                               =====    =====    =====    =====
Earnings per common and common
  equivalent shares ........................   $ .40    $ .43    $ .82    $ .85
                                               =====    =====    =====    =====


 (a) At an average market price of $38.33 and $37.01 for the three and six months ended June 30, 1997, respectively, and $28.46 and $28.57 for the three and six months ended June 30, 1996, respectively.

                                                                    Exhibit 11
                                                                 -------------
                                                                 (Page 2 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                                Three months       Six months
                                                   ended              ended
                                                  June 30,           June 30,
                                                -------------     -------------
                                                1997     1996     1997     1996
 Assuming Full Dilution                         ----     ----     ----     ----
 ----------------------
Net income .................................   $ 280    $ 300    $ 575    $ 595
                                               =====    =====    =====    =====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding ............................     689      689      688      689
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents ............................      84       61       83       61
  Shares of common stock assumed repurchased
    for treasury(b) ........................     (65)     (52)     (64)     (52)
                                               -----    -----    -----    -----
  Adjusted shares of common stock and common
    stock equivalents for computation ......     708      698      707      698
                                               =====    =====    =====    =====
Earnings per common and common
  equivalent shares ........................   $ .40    $ .43    $ .81    $ .85
                                               =====    =====    =====    =====


 (b) The three months ended June 30, 1997 average market price of $38.33 was used as it was higher than the ending market price of $38.28. The ending market price of $38.28 was used for the six months ended June 30, 1997 as it was higher than the average market price of $37.01. The three and six months ended June 30, 1996 average market price of $28.46 and $28.57, respectively, was used as it was higher than the ending market price of $25.63.